UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH	45423

(Address of principal executive offices)	(Zip code)

937-222-2610

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 19, 2005, Robbins & Myers, Inc. issued the following press release:

ROBBINS & MYERS ANNOUNCES
PRELIMINARY DISCUSSIONS REGARDING
ROMACO BUSINESS UNIT

DAYTON, OHIO, May 19, 2005 . . . Robbins & Myers, Inc. (NYSE: RBN) today announced that as part of a strategic review of its platform business units it is now involved in preliminary discussions with other parties that may or may not lead to a significant asset disposition of its Romaco business unit in the Pharmaceutical segment. The Company believes such a transaction, if concluded, would sharpen its focus on its core businesses and provide additional resources to drive revenue growth and improve shareholder value.

Peter C. Wallace, President & Chief Executive Officer of Robbins & Myers, stated, “As we previously announced, we have been conducting a thorough review and restructuring of our businesses since I joined the Company ten months ago. While that process has not reached its conclusion, it has revealed a number of avenues for significant improvement in our operating and financial performance beyond the cost savings and business efficiencies achieved to date in our restructuring program. We are committed to securing leadership positions in our chosen markets and delivering outstanding service to our customers.”

Mr. Wallace further commented, “A number of companies have approached us and expressed a strong interest in acquiring Romaco or major components of Romaco. After considering this unsolicited interest and the results of our strategic review, we recently engaged Houlihan Lokey Howard & Zukin as our financial advisor. Houlihan Lokey is assisting and advising us on this matter.”

No agreement has been reached with any party relating to the purchase of our Romaco business units, and there can be no assurance that any such agreement will be concluded. The Company does not plan on having any additional comment on these matters until an agreement is reached or talks have been terminated.

Robbins & Myers, Inc. is a leading global supplier of highly-engineered, application-critical equipment and systems to the global pharmaceutical, energy, and industrial markets. Headquartered in Dayton, Ohio the Company maintains manufacturing facilities in 15 countries. The Company’s Romaco business units design, manufacture, and market processing, packaging, printing and security equipment used in the pharmaceutical, healthcare, nutriceutical and cosmetics industries.

In addition to historical information, this release contains forward-looking statements identified by use of words such as “expects,” “anticipates,” “estimates,” and similar expressions. These statements reflect the Company’s expectations at the time this release was issued. Actual events and results may differ materially from those described in the forward-looking statements. Among the factors that could cause material differences are changes in the availability of acquisition financing, significant changes in interest rates, a significant decline in capital expenditures in specialty chemical and pharmaceutical industries, a major decline in oil and natural gas prices, foreign exchange rate fluctuations, the impact of Sarbanes-Oxley section 404 procedures, work stoppages related to union negotiations, customer order cancellations, the ability of the Company to comply with the financial covenants and other provisions of its financing arrangements, the ability of the Company to realize the benefits of its restructuring program in its Pharmaceutical segment, including the receipt of cash proceeds from the sale of excess facilities, and general economic conditions that can affect demand in the process industries. The Company undertakes no obligation to update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.

Date:	May 20, 2005	By: /s/ Kevin J. Brown Kevin J. Brown Vice President and Chief Financial Officer